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                                                                  Exhibit (e)(1)

                             DISTRIBUTION AGREEMENT


         Agreement made as of May 16, 1992, amended and restated as of September 24, 2001 between CITIZENS FUNDS, a Massachusetts business trust (the "Fund"), and CITIZENS SECURITIES, INC., a New Hampshire Corporation (the "Distributor").

         WHEREAS, the Fund proposes to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the " '40 Act"); and

         WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the " '34 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, the Fund's Shares of Beneficial Interest, no par value (the "Shares"), are divided into separate series and separate classes representing interests in separate funds of securities and other interests;

         WHEREAS, the Fund desires the Distributor to act as distributor of its shares in connection with the continuous offering of the Fund's shares, in the manner and on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties agree as follows:

         1. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints the Distributor as its exclusive agent to sell and to arrange for the sale of the Fund's Shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder. It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company.

         2.       OFFERING AND SALE OF SHARES.

                  (a) SOLICITATION OF ORDERS. The Distributor shall use its best efforts (but only in those states in which the Distributor may lawfully do so) to obtain from investors unconditional orders for the sale of Shares authorized for issuance by the Fund and which are registered under the Securities Act of 1933 (the " '33 Act"). The Distributor shall not be obligated, however, to register or maintain its registration as a broker or dealer under the states securities laws of any jurisdiction if, in the judgment of the Distributor, such registration is not practicable or feasible. The Distributor may in its discretion reject any order to purchase Shares.

                  (b) SALE OF SHARES. The Distributor agrees to sell the Fund's Shares, as agent for the Fund, upon the terms described in the Fund's then current prospectus. The Distributor shall not be obligated to sell any certain number of Shares. Upon acceptance by the Distributor of an order for the purchase of Fund Shares, the Distributor shall promptly transmit such order to the Fund's shareholder


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servicing agent. A purchase order shall be deemed effective at the time and in the manner set forth in the Fund's then current prospectus. The Distributor shall not make any short sales of Shares.

                  (c) TRANSMISSION OF PURCHASE PRICE. The Distributor shall promptly transmit any funds received by it from investors in payment of the purchase price or Shares sold through it to the Fund's shareholder servicing agent.

         3.       DUTIES OF THE FUND.

                  (a) MAINTENANCE OF FEDERAL REGISTRATION. The Fund shall take, from time to time, all necessary action and such steps, including payment of the related filing fee, as may be necessary to register and maintain registration of an indefinite number of a Shares under the '33 Act. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading.

                  (b) MAINTENANCE OF "BLUE SKY" QUALIFICATIONS. The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such states; provided that the Fund shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its then current prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

                  (c) COPIES OF REPORTS AND PROSPECTUS. The Fund shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by independent public accountants and such reasonable number of copies of its most current prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

         4.       EXPENSES.

                  (a) EXPENSES PAID BY THE FUND. The Fund shall pay all expenses:


                           (i)      in connection with the preparation, setting
in type and filing of any registration statement and prospectus under the '33 Act and/or the '40 Act, and any amendments or supplements that may be made from time to time;


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                           (ii)     in connection with the registration and
qualification of Shares for sale in the various states in which the fund shall determine it advisable to qualify such Shares for sale (including registering of the Fund as broker or dealer or any officer or the Fund or other person as agent or salesman of the Fund in any state.);

                           (iii)    of preparing, setting in type, printing and
mailing any report or other communication to shareholders of the Fund in their capacity as such;

                           (iv)     of preparing, setting in type, printing and
mailing prospectuses annually to existing shareholders (if the Fund shall elect to do so);

                           (v)      in connection with the issuance and transfer
of Shares resulting from the acceptance by the Distributor of orders to purchase Shares placed with the Distributor by investors, including the expenses of confirming such purchase orders;

                           (vi)     of any issue taxes or (in the case of Shares
redeemed) any initial transfer taxes; and

                           (vii)    in connection with the Distribution Plan of
the Fund adopted pursuant to Rule 12b-1 of the 1940 Act, and the financing of Distribution activities outlined in paragraph (b) below, the Fund shall also pay the following distribution fees based upon the average annual net assets of the series and classes of Citizens Funds to the extent permitted by such Plan:

         Citizens Core Growth Fund, Standard Class shares                 0.25% of average net assets
         Citizens Core Growth Fund, Administrative Class shares           0.25% of average net assets
         Citizens Core Growth Fund, Institutional Class shares            No distribution fee (not
                                                                             subject to Distribution Plan)

         Citizens Emerging Growth Fund, Standard Class shares             0.25% of average net assets
         Citizens Emerging Growth Fund, Administrative Class shares       0.25% of average net assets
         Citizens Emerging Growth Fund, Institutional Class shares        No distribution fee (not
                                                                             subject to Distribution Plan)

         Citizens Small Cap Core Growth Fund, Standard Class shares       0.25% of average net assets
         Citizens Small Cap Core Growth Fund, Administrative
            Class shares                                                  0.25% of average net assets
         Citizens Small Core Growth Fund, Institutional Class shares      No distribution fee (not
                                                                          subject to Distribution Plan)

         Citizens Value Fund, Standard Class shares                       0.25% of average net assets

         Citizens Global Equity Fund, Standard Class shares               0.25% of average net assets
         Citizens Global Equity Fund, Administrative Class shares         0.25% of average net assets
         Citizens Global Equity Fund, Institutional Class shares          No distribution fee (not
                                                                             subject to Distribution Plan)


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
         Citizens International Growth Fund, Standard Class shares        0.25% of average net assets



         Citizens Income Fund, Standard Class shares                      0.25% of average net assets
         Citizens Income Fund, Administrative Class shares                0.25% of average net assets
         Citizens Income Fund, Institutional Class shares                 No distribution fee (not
                                                                             subject to Distribution Plan)

         Citizens Money Market Fund, Standard shares                      No distribution fee
         Citizens Money Market Fund, Institutional Class shares           No distribution fee (not
                                                                             subject to Distribution Plan)


                  (b) EXPENSES PAID BY THE DISTRIBUTOR. The Distributor shall (unless such expenses are to be paid by the Fund pursuant to subparagraph
(a) above and the Fund's Distribution Plan adopted pursuant to Rule 12b-1 under the `40 Act) pay or cause to be paid all expenses:

                           (i)      of printing and distributing any prospectus
or reports prepared for its use in connection with the distribution of Shares to the public;

                           (ii)     of preparing, setting in type, printing and
mailing any other literature used by the Distributor in connection with distribution of the Shares to the public;

                           (iii)    of advertising in connection with the
distribution of such Shares to the public;

                           (iv)     incurred in connection with its registration
as a broker or dealer or the registration or qualification of its officers, partners, directors or representatives under Federal and state laws; and

                           (v)      incurred in connection with the sale and
offering for sale of Shares which have not been herein specifically allocated as between the Fund and Distributor.

         5. CONFORMITY WITH APPLICABLE LAWS AND RULES. The Distributor agrees that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the NASD.

         6. INDEPENDENT CONTRACTOR. In performing its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, partners, directors, employees, or representatives is or shall be an employee of the Fund in the performance of the Distributors duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

         7.       INDEMNIFICATION.

                  (a) INDEMNIFICATION OF FUND. The Distributor agrees to indemnify and hold harmless the Fund and each of its trustees, officers, employees, representatives and each person, if any, who

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controls the Fund within the meaning of Section 15 of the '33 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs or investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund or such of its trustees, officers, employees, representatives or controlling person may become subject under the '33 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributors partners, directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by the Distributor. In no case (i) is the Distributor's indemnity in favor of the Fund, or any person indemnified to be deemed to protect the Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement or
(ii) is the Distributor to be liable under its indemnity agreement contained in this Paragraph in respect to any claim made against the Fund or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice to such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Fund or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Paragraph.

         The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume to defense of any suit brought to enforce any such claim, but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Fund, to its trustees, officers, employees or representatives, or to any controlling person or persons, defendant or defendants, in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Fund, its trustees, officers, employees, representatives or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Fund, such trustees, officers, employees, representatives or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Fund of the commencement of any litigation of proceedings against it or any of its partners, officers, employees or representatives in connection with the issue or sale of any Shares.

                  (b) INDEMNIFICATION OF THE DISTRIBUTOR. The Fund agrees to indemnify and hold harmless the Distributor and each of its partners, officers, employees, representatives and each person, if any, who controls the Distributor within the meaning of Section 15 of the '33 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees



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incurred in connection therewith) to which the Distributor or such of its partners, officers, employees, representatives or controlling person may become subject under the '33 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund or any of the Fund's trustees, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Fund by the Distributor. In no case (i) is the Fund's indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor, or person indemnified unless the Distributor, or such person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Fund of any such claim shall not relieve the Fund of any liability which the Fund may have to the Distributor or any person against whom such action is brought otherwise than on account of the Fund's indemnity agreement contained in this Paragraph.

         The Fund shall be entitled to participate, at its own expense, in the defense, or, if the Fund so elects, to assume the defense of any suit brought to enforce any such claim, but if the Fund elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Fund and satisfactory to the Distributor, to its partners, officers, employees or representatives, or to any controlling person or persons, defendant or defendants, in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such legal counsel, the Distributor, its partners, officers, employees, representatives or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Fund does not elect to assume the defense of any such suit, the Fund will reimburse the Distributor, such partners, officers, employees, representatives or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Fund agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its trustees, officers, employees or representatives in connection with the issue or sale or any Shares.

         8. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Fund to give on behalf of the Fund any information of to make any representations in connection with the sale of Shares other than the information and representations contained in a registration statement of prospectus filed with the Securities and Exchange Commission ("SEC") under the '33 Act and/or the '40 Act, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other material as it may deem appropriate. No


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person other than Distributor is authorized to act as principal underwriter (as such term is defined in the '40 Act) for the Fund.

         9. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect as to any class of shares of series of the Trust until June 30, 2000. Thereafter, this Agreement shall continue in effect from year to year as to any class of shares of series of the Trust, subject to the termination provisions and all other terms and conditions thereof, so long as: (a) such continuation shall be specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of the applicable class of Shares and, concurrently with such approval by the Board of Trustees or prior to such approval by the holders of the outstanding voting securities of the applicable class of Shares, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the trustees of the Fund who are not parties to this Agreement or interested persons of any such party; and (b) the Distributor shall not have notified the Fund, in writing, at least 60 days prior to June 30, 2000, or 60 days prior to June 30 of any year thereafter, that it does not desire such continuation. The Distributor shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

         10. AMENDMENT AND ASSIGNMENT OF AGREEMENT. This Agreement may not be amended without the affirmative vote of a majority of the Board of Trustees and of the non-interested Trustees, and may not be assigned as to any class of Shares of a series of the Fund without the affirmative vote of a majority of the outstanding voting securities of the applicable class of Shares. This Agreement shall automatically and immediately terminate in the event of its assignment.

         11. TERMINATION OF AGREEMENT. This Agreement may be terminated as to any class of Shares of a series of the Fund by either party hereto, without the payment of any penalty, upon 60 days prior notice in writing to the other party; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of a majority of the trustees of the Fund who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the applicable class of Shares.

         12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

         13. DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the '40 Act shall be


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resolved by reference to such term or provision of the `40 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the '40 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons", "assignment", and "affiliated person", as used in Paragraphs 10, 11 and 12 hereof, shall have the meanings assigned to them by Section 2(a) of the `40 Act. In addition, where the effect of a requirement of the `40 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives and their respective corporate seals to be hereunto affixed, as of the day and year first above written.



                                    CITIZENS FUNDS


                                    By: /s/ John L. Shields
                                        ----------------------------------------
                                         John L. Shields
                                         President



                                    CITIZENS SECURITIES, INC.


                                    By: /s/ John L. Shields
                                        ----------------------------------------
                                         John L. Shields
                                         President and CEO